December 4, 2015    Contact:    Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

CORRECTED: Sonoco Details 2016 Financial Targets and Strategic Priorities
2016 Base EPS Estimate Established at $2.61 to $2.71

HARTSVILLE, S.C., U.S. - In a release issued under the same headline today by Sonoco (NYSE:SON), please note that in the first paragraph under "Strong Cash Flow, Free Cash Flow Forecasted," the ratio of 1.6 times should be EBITDA ratio, not total capitalization ratio as previously stated. The corrected release follows:

Sonoco (NYSE: SON) President and Chief Executive Officer Jack Sanders and members of the Company’s senior leadership team today provided the investment community in New York with an overview of the Company’s financial outlook and strategic priorities.

Company Reaffirms 2015 Base EPS Guidance; Projecting Record 2016 Base EPS
Sonoco expects fourth quarter and full-year 2015 base earnings to be within its previously stated guidance of $.59 to $.64 and $2.46 to $2.51 per diluted share, respectively. Last year, the Company reported fourth quarter and full-year 2014 base earnings of $.61 and $2.41 per diluted share. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, acquisition expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

Commenting on 2015’s performance, Sanders said, “Our targeted growth segments - Consumer Packaging and Protective Solutions - are demonstrating they can innovate and grow, despite difficult economic conditions. Through the first nine months of 2015, sales in our Consumer Packaging segment are up about 11 percent, aided by last year’s acquisition of Weidenhammer Packaging Group, while operating profits are up 18.5 percent. Likewise, Protective Solutions sales for the first nine months of 2015 are up about 5 percent and operating profits are up 44 percent.

“It is my belief we are seeing a divergence in the U.S. economy where improvements in sales of big-ticket items, such as housing, automobiles, appliances and even smartphones, are being offset by a continued decline in manufacturing activity, much of it related to lower commodity prices and the strong dollar. This divergence is clearly impacting some of our served industrial markets, as sales through the first nine months of 2015 in our Paper/Industrial Converted Products segment are down nearly 9 percent and operating profit is down just under 21 percent.”

Sonoco estimates 2016 base earnings per diluted share to be in the range of $2.61 to $2.71, with a projected record midpoint target of $2.66 per diluted share. According to Barry Saunders, senior vice president and chief financial officer, the Company’s midpoint guidance assumes a $.15 per share improvement in earnings from the Company’s base operations stemming primarily from volume growth, net of higher depreciation associated with growth initiatives, while productivity is projected to offset wage inflation and other cost changes. The Company is also projecting pension expense should be lower by approximately $.07 per share, partially offset by an expected $.03 per share impact that a stronger dollar is expected to have on translation of earnings in foreign currencies.

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1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

Although many of the variables that determine next year’s pension expense will not be finalized until December 31, the Company expects the year-over-year expense to be lower due to a change in accounting estimate affecting the interest rates used to determine the interest and service cost components of pension expense.

Strong Cash Flow, Free Cash Flow Forecasted
Sonoco is projecting to generate approximately $450 million in cash from operations in 2015 and spend approximately $170 million on capital investments and $138 million on cash dividends to shareholders. Free cash flow of approximately $140 million is primarily being deployed to reduce debt, with the Company projecting to end the year with a net debt to EBITDA ratio of 1.6 times. (Free cash flow is defined as cash flow from operations minus capital expenditures and cash dividends.)

For 2016, Sonoco is projecting cash from operations of nearly $485 million and free cash flow of approximately $140 million. The Company expects free cash flow to be essentially flat year over year due to higher capital expenditures, higher pension contributions and expected increased cash dividends.

In discussing capital deployment strategies, Sonoco CEO Sanders pointed out that the Company has a 90-year history of returning substantial amounts of free cash flow to shareholders, including nearly $1.5 billion in the past decade. “Barring acquisition, we favor returning a substantial amount of free cash flow in 2016 to shareholders through increased dividends and share repurchases. If a share repurchase is activated utilizing essentially all free cash flow in 2016, it could add up to $.04 per share in increased earnings to our previously mentioned 2016 guidance $2.61 to $2.71 per share,” he said.

Strategy Focusing Resources on Growing and Optimizing Targeted Businesses
In discussing the Company’s future priorities, CEO Sanders said, “Sonoco expects to continue investing capital and other resources to meaningfully expand the Company’s Consumer Packaging scale, while further shifting our business mix to deliver more consistent earnings along with improved returns.”

“We remain firmly committed to our Grow and Optimize strategy, with our priorities focused on achieving higher than market average growth; improving operating margins; optimizing our structure through simplification and improved efficiency; maximizing free cash flow and targeting capital deployment to grow our businesses and return cash to shareholders; and finally, optimizing our portfolio.”

To accelerate organic sales growth, Sanders provided an update on Sonoco’s i6 Innovation Process™, the Company’s systematic approach to drive market-focused growth. To help drive innovation with its customers, Sonoco recently opened a new $12 million iPS Studio on the Company’s Hartsville, S.C., campus, where Sonoco can work directly with its customers on new innovative packaging. In addition, Sanders announced the launch of a new revolutionary alternative to traditional metal cans, called the TruVue™ can, which is being developed at the iPS Studio. TruVue uses Sonoco’s patented Freshlock technology™ and is made of a highly engineered, multilayer plastics substrate, allowing consumers to see the product inside. More detailed information on Sonoco’s iPS Studio and the new TruVue product are available at www.sonoco.com.

Finally, the Company provided an update on capital growth projects through 2017 to expand the Company’s global production capability in composite cans, flexible packaging and rigid plastic containers. These projects include:

•	Investment of $13 million to $15 million to further grow composite can production capacity in Poland.

•	$20 million in investment in a new composite can facility in Kuala Lumpur, Malaysia, which opened in September 2015 and will ramp up production through the first half of 2016.

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•	Investment in a new composite can line at its new plant in Shanghai, China, and possible development of a second new plant in South China in 2016 or 2017.

•	Development of a new rigid paper product technology engineered by its European rigid packaging operations for commercial development at its West Chicago, Ill., can plant.

•	$22 million invested to purchase a new rotogravure press and triplex laminator in its flexible packaging facilities in Waco, Tex., and Franklin, Ohio.

•	New extrusion and increased thermoformed portion control capacity at its Franklin Park, Ill., plant.

•	New polypropylene tray production capacity for microwavable food trays.

•	New blowmolding capacity at its New Albany, Ohio, plant in 2016.

Conclusion
Sanders concluded the Company’s outlook and strategy review by saying, “Two years ago, we began talking about our intention to Re-envision Sonoco. Since that time we have been busy putting all the pieces in place to grow through new products, new markets, new services and new ways of thinking. At the same time, we have been working diligently to harness the power of our portfolio and our people to optimize business performance. It is my belief Sonoco is on the cusp of transforming into a more innovative, faster growing company that should provide more consistent results and better returns for our shareholders.”

Telephonic Replay
A telephonic replay of the investor conference will be available starting at 11:20 a.m. Eastern today, to U.S. callers at 855-859-2056 and international callers at +404-537-3406. The replay passcode for both U.S. and international calls is 62454034. The archived call will be available through December 14, 2015. The webcast will be archived for 90 days on Sonoco’s Investor Relations website along with today’s presentation.

About Sonoco
Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of approximately $5 billion, the Company has 20,800 employees working in more than 330 operations in 34 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2015/2016 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

Forward-looking Statements
Statements included in herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “commitment,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” "re-envision," “will,” “would,” “can,” “could,” “may,” “might,” “aspires,” “potential,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding: availability and supply of raw materials, and offsetting high raw material costs; improved productivity and cost containment; improving margins and leveraging strong cash flow and financial position; effects of acquisitions and dispositions; realization of synergies resulting from acquisitions; costs, timing and effects of restructuring activities; adequacy and anticipated amounts and uses of cash flows; expected amounts of capital spending; refinancing and repayment of debt; financial strategies and the results expected of them; financial results for future periods; producing improvements in earnings; profitable sales growth and rates of growth; market leadership; research and development spending; extent of, and adequacy of provisions for, environmental liabilities; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax

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issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; creation of long-term value and returns for shareholders; continued payment of dividends; and planned stock repurchases.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:

•
availability and pricing of raw materials, energy and transportation, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

•	costs of labor;

•	work stoppages due to labor disputes;

•	success of new product development, introduction and sales;

•	consumer demand for products and changing consumer preferences;

•	ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;

•	competitive pressures, including new product development, industry overcapacity, and changes in competitors’ pricing for products;

•	ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;

•	ability to improve margins and leverage cash flows and financial position;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing businesses on operating results;

•	ability to maintain innovative technological market leadership and a reputation for quality;

•	ability to profitably maintain and grow existing domestic and international business and market share;

•	ability to expand geographically and win profitable new business;

•	ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company’s operations;

•	the costs, timing and results of restructuring activities;

•	availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;

•	effects of our indebtedness on our cash flow and business activities;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;

•	cost of employee and retiree medical, health and life insurance benefits;

•	resolution of income tax contingencies;

•	foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;

•	changes in U.S. and foreign tax rates, and tax laws, regulations and interpretations thereof;

•	accuracy in valuation of deferred tax assets;

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•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•	liability for and anticipated costs of environmental remediation actions;

•	effects of environmental laws and regulations;

•	operational disruptions at our major facilities;

•	failure or disruptions in our information technologies;

•	loss of consumer or investor confidence;

•	ability to protect our intellectual property rights;

•	actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company;

•	international, national and local economic and market conditions and levels of unemployment; and

•	economic disruptions resulting from terrorist activities and natural disasters.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

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